Exhibit 23.2

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                       TEL: 212 838 1177 FAX: 212 838 9190

                               September 16, 2003

Milestone Scientific Inc.
220 South Orange Avenue
Livingston Corporate Park
Livingston, New Jersey 07039

    Re: Post Effective Amendment No. 1 to Registration Statement on Form S-2

Dear Sirs:

      We hereby consent to the use of our opinion dated January 31, 2001, (previously filed as exhibit 5.1 to the Registration Statement on Form S-2), in connection with Post Effective Amendment No. 1 to the Registration Statement and to the reference to our Firm in the related prospectus to this Post Effective Amendment under the heading "Legal Matters." In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                        Very truly yours,


                                        /s/ Morse, Zelnick, Rose & Lander, LLP
                                        --------------------------------------
                                        Morse, Zelnick, Rose & Lander, LLP